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ALLMERICA FINANCIAL
LIFE INSURANCE AND      440 LINCOLN STREET,       VARIABLE ANNUITY APPLICATION
ANNUITY COMPANY         WORCESTER, MA 01653
_______________________________________________________________________________
1.  ANNUITANT
    Please Print Clearly
    First                        MI                     Last

    ___________________________________________________________________________
    Street Address                          Apt.

    ___________________________________________________________________________
    City                                    State              ZIP

    ___________________________________________________________________________
    Daytime Telephone            / / Male                 Date of Birth
    (   )                        / / Female                  /   /
    ___________________________________________________________________________
    S.S.#
    ___________________________________________________________________________
_______________________________________________________________________________
2.  OWNER     COMPLETE THIS SECTION ONLY IF (CHECK ONE AND FILL IN BELOW):
              Please Print Clearly
             / / THE OWNER IS OTHER THAN THE ANNUITANT, OR
             / / THIS IS A JOINT OWNER WITH THE ANNUITANT.

    First                        MI                     Last

_______________________________________________________________________________
    Street Address                                     Apt.

_______________________________________________________________________________
    City                                  State                   Zip

_______________________________________________________________________________
    S.S.#/Tax I.D. #             Date of Birth              Date of Trust
                                    /   /                      /   /
_______________________________________________________________________________
_______________________________________________________________________________
3.  BENEFICIARY
                                        /   /______ Day Common Disaster Clause

_______________________________________________________________________________
    Primary                                     Relationship to Annuitant

_______________________________________________________________________________
    Contingent                                  Relationship to Annuitant

_______________________________________________________________________________
4.  TYPE OF PLAN
    /  / 401(a) Pension/Profit Sharing*    /  / 408(k) SEP-IRA*
    /  / 401(k) Profit Sharing*            /  / 457 Deferred Comp.
    /  / 403(b) TSA*                       /  / Non-Qual. Def. Comp.
    /  / 408(b) IRA                        /  / Non-Qualified

*Attach required additional forms.
_______________________________________________________________________________
5.  INITIAL PAYMENT
   Initial Payment  $ _________________________________________
   If IRA or SEP-IRA application, the applicant has received a
   Disclosure Buyer's Guide and this payment is a (check one):
      /  / Rollover                      /  /Trustee to Trustee Transfer
      /  / Regular or SEP-IRA Payment for Tax Year ___________
_______________________________________________________________________________
6.  REPLACEMENT
   Will the proposed contract replace or change any existing
   annuity or insurance policy?  /  / NO    /  / YES
   (If yes, list company name and policy number)

   _________________________________________________________
_______________________________________________________________________________
7.  ALLOCATION OF PAYMENTS

         ___________%  Allmerica Select International Equity
         ___________%  Delaware International Equity Series
         ___________%  Fidelity VIP Overseas Portfolio
         ___________%  T. Rowe Price International Stock
         ___________%  Allmerica Select Aggressive Growth
         ___________%  Allmerica Select Capital Appreciation
         ___________%  Allmerica Small Cap Value
         ___________%  Allmerica Select Growth
         ___________%  Allmerica Growth
         ___________%  Fidelity VIP Growth Portfolio
         ___________%  Allmerica Equity Index
         ___________%  Allmerica Select Growth and Income
         ___________%  Fidelity VIP Equity-Income Portfolio
         ___________%  Fidelity VIP II Asset Manager Portfolio
         ___________%  Fidelity VIP High Income Portfolio
         ___________%  Allmerica Investment Grade Income
         ___________%  Allmerica Government Bond
         ___________%  Allmerica Money Market
         ___________%  Fixed Account (Not available in OR)
                      Guarantee Period Accounts
                      ($1,000 minimum per Account)
         ___________%  3 Year
         ___________%  5 Year
         ___________%  6 Year
         ___________%  7 Year
         ___________%  8 Year
         ___________%  9 Year
         ___________% 10 Year
              1 0 0 %  (All allocations above must total 100%)
         ___________
        ________________________________________________________________________

        / / I elect Automatic Account Rebalancing among the above accounts (excluding the Fixed and Guarantee Period Accounts) starting on the 16th day after the issue date and continuing every:

        /  / 1      /  / 2      /  / 3      /  / 6      /  / 12 Months

        NOTE: If the contract applied for provides for a full refund of the initial payment under its "Right to Examine" provision, that portion of each payment not allocated to the Fixed Account will be allocated solely to the Money Market account during its first 15 days. Reallocation will then be made as specified.
_______________________________________________________________________________
8.  TELEPHONE TRANSFER
    I/We authorize and direct Allmerica Financial Life Insurance and Annuity Company to accept telephone instructions from any person who can furnish proper identification to effect transfers and future payment allocation changes. I agree to hold harmless and indemnify Allmerica Financial
    Life Insurance and Annuity Company and its affiliates and their collective directors, officers, employees and agents against any claim arising from such action.

    /  / I DO NOT accept this telephone transfer privilege.
_______________________________________________________________________________

SML-1443 (7/96)

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_______________________________________________________________________________
9.  DOLLAR COST AVERAGING
    Please transfer $_________________ from (check ONE source account)
                      ($100 minimum)

    /  / Fixed Account      /  / Government Bond       /  / Money Market

    EVERY:  /  / 1    /  / 2    /  / 3    /  / 6    /  / 12 months

    TO: ___________  % Allmerica Select International Equity
        ___________  % Delaware International Equity Series
        ___________  % Fidelity VIP Overseas Portfolio
        ___________  % T. Rowe Price International Stock
        ___________  % Allmerica Select Aggressive Growth
        ___________  % Allmerica Select Capital Appreciation
        ___________  % Allmerica Small Cap Value
        ___________  % Allmerica Select Growth
        ___________  % Allmerica Growth
        ___________  % Fidelity VIP Growth Portfolio
        ___________  % Allmerica Equity Index
        ___________  % Allmerica Select Growth and Income
        ___________  % Fidelity VIP Equity-Income Portfolio
        ___________  % Fidelity VIP II Asset Manager Portfolio
        ___________  % Fidelity VIP High Income Portfolio
        ___________  % Allmerica Investment Grade Income
        ___________  % Allmerica Government Bond
        ___________  % Allmerica Money Market

    Dollar Cost Averaging begins on the 16th day after the issue date and ends when the source account value is exhausted.
    DOLLAR COST AVERAGING INTO THE FIXED OR GUARANTEE PERIOD ACCOUNTS IS
    NOT AVAILABLE.
_______________________________________________________________________________
10. SYSTEMATIC WITHDRAWALS
    Please withdraw $_________________
                      ($100 minimum)

    EVERY:  /  / 1    /  / 2    /  / 3    /  / 6    /  / 12 months
 (Systematic withdrawls from the Guarantee Period Accounts are not available.)
        ___________ % From _______________________________
        ___________ % From _______________________________
        ___________ % From _______________________________
        ___________ % From _______________________________
        ___________ % From _______________________________
        ___________ % From _______________________________
        ___________ % From _______________________________
        ___________ % From _______________________________
        ___________ % From _______________________________
        ___________ % From _______________________________
           1 0 0    % TOTAL
        ___________

       /  / Do NOT Withhold Federal Income Taxes
       /  / Do Withhold at 10% or _________ (% or $)

    Systematic withdraws begin on the 16th day after the issue date.

    /  / I wish to use Electronic Funds Transfer. I authorize the Company to electronically correct any overpayments or erroneous credits made to my account.
    A VOIDED CHECK MUST BE ATTACHED.
_______________________________________________________________________________
11. OPTIONAL BILLING REMINDERS
    /  / I wish to receive periodic reminders that I can include with future remittances.
    PAYMENT REMINDER REQUEST (FORM SML-1203) MUST BE ATTACHED.
_______________________________________________________________________________
12. REMARKS
_______________________________________________________________________________

_______________________________________________________________________________
_______________________________________________________________________________
13. SIGNATURES
    I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT; AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET
    VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT. I/We understand that unless I/we elect otherwise, the Annuity Date will be the earlier of the date, if any, selected by the Owner, or the later of the Annuitant's 85th birthday or the birthday following the tenth contract anniversary, not to exceed age 90.

    ____________________________________    ___________________________________
    Signature of Owner                      Signed at (City and State)   Date

    ____________________________________
    Signature of Joint Owner
_______________________________________________________________________________
14. REGISTERED REPRESENTATIVE/DEALER INFORMATION
    Does the contract applied for replace an existing annuity or life insurance policy?
    /  / Yes  /  / No   If yes, attach replacement form as required.
    I CERTIFY THAT (1) THE INFORMATION PROVIDED BY THE OWNER HAS BEEN ACCURATELY
    RECORDED; (2) A CURRENT PROSPECTUS WAS DELIVERED; (3) NO WRITTEN SALES
    MATERIALS OTHER THAN THOSE APPROVED BY THE PRINCIPAL OFFICE WERE USED;
    AND (4) I HAVE REASONABLE GROUNDS TO BELIEVE THE PURCHASE OF THE CONTRACT
    APPLIED FOR IS SUITABLE FOR THE OWNER.
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     Date    Signature of Registered Representative        %      TR         Print Full Name         Code       Agency

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     Date    Signature of Registered Representative        %      TR         Print Full Name         Code       Agency

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     Date    Signature of Registered Representative        %      TR         Print Full Name         Code       Agency

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